EXHIBIT 99.1

FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required on Schedule 13D (including any amendments) need be filed with respect to ownership by each of the undersigned of shares of the Common Stock of Gander Mountain Company.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  January 31, 2010

HOLIDAY STATIONSTORES, INC.

/s/ Lynn M. Anderson
By Lynn M. Anderson, its Assistant Secretary

HOLIDAY/GMTN FAMILY LLC

/s/ Ronald A. Erickson
By Ronald A. Erickson, its Chief Executive Officer

ARTHUR T. ERICKSON, II

/s/ Arthur T. Erickson, II

BRIAN A. ERICKSON

/s/ Brian A. Erickson

NEAL D. ERICKSON

/s/ Neal D. Erickson

GERALD A. ERICKSON

/s/ Gerald A. Erickson

RICHARD A. ERICKSON

/s/ Richard A. Erickson

RONALD A. ERICKSON

/s/ Ronald A. Erickson

CHARLES E. PIHL

/s/ Charles E. Pihl